UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On April 29, 2011, Oncothyreon Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC as sole book-running manager and representative of the several underwriters party thereto (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 10,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $4.00 per share (the “Offering Price”), less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters’ discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $37.4 million assuming no exercise by the Underwriters of their over-allotment option, or $43.0 million if the Underwriters exercise their over-allotment option in full. The Offering is expected to close on May 4, 2011, subject to the satisfaction of customary closing conditions.
     The Common Stock is being offered and sold pursuant to a prospectus dated April 8, 2011 and a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2011, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-173227) declared effective by the SEC on April 8, 2011.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
     The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.
     The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.
     The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01 Other Events.
     On April 29, 2011, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit
Number	Description

1.1	Underwriting Agreement, dated as of April 29, 2011, among Oncothyreon Inc. and the several underwriters party thereto.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

99.1	Press Release issued by Oncothyreon Inc. dated April 29, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer, Secretary and Vice President of Corporate Development

Date: April 29, 2011

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated as of April 29, 2011, among Oncothyreon Inc. and the several underwriters party thereto.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

99.1	Press Release issued by Oncothyreon Inc. dated April 29, 2011.